Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended September 30, 2015 and

Quarterly Distribution of $0.29 per Share

GREENWICH, CT – 11/06/2015 – TICC Capital Corp. (NasdaqGS: TICC) (the “Company,” “we,” “us,” or “our”) announced today its financial results for the quarter ended September 30, 2015, and announced a distribution of $0.29 per share for the fourth quarter of 2015.

HIGHLIGHTS

•	For the quarter ended September 30, 2015, we recorded GAAP net investment income of approximately $10.9 million, or approximately $0.18 per share. In the third quarter, we also recorded net realized capital gains of $0.4 million, and unrealized depreciation of $41.0 million. In total we had a net decrease in net assets from operations of approximately $29.7 million, or $0.50 per share.

•	Our core net investment income (“Core NII” also previously referred to as “estimated distributable net investment income”) for the quarter ended September 30, 2015 was approximately $0.34 per share.

o	Core NII represents that portion of our estimated annual taxable net investment income available for distribution to our common shareholders attributable to the quarter. The Company’s distribution policy is based, to a significant extent, on our Core NII.

•	Total investment income for the third quarter of 2015 amounted to approximately $23.1 million, which represents a decrease of approximately $0.6 million from the second quarter of 2015.

o	For the quarter ended September 30, 2015, we recorded GAAP investment income from our portfolio as follows:

•	approximately $14.1 million from our debt investments,

•	approximately $8.6 million from our CLO equity investments,

•	approximately $0.4 million from all other sources.

o	While reportable GAAP earnings from our CLO equity class investments for the three months ended September 30, 2015 was approximately $8.6 million, we received or were entitled to receive approximately $18.0 million in distributions. Our experience has been that cash flows have historically represented a reasonable estimate of CLO equity investment taxable earnings. In general, we currently expect our annual taxable income to be higher than our GAAP earnings on the basis of the difference between cash distributions actually received (and record date distributions to be received) and the effective yield income. Our distribution policy will be based upon our estimate of that taxable income (as required for a regulated investment company).

o	Our weighted average credit rating on a fair value basis was 2.2 at the end of the third quarter of 2015 (compared to 2.1 at the end of the second quarter of 2015).

o	As of the end of the third quarter of 2015 we had no loans held on non-accrual status.

•	Our total expenses for the quarter ended September 30, 2015 were approximately $12.3 million, compared to total expenses of approximately $12.9 million for the quarter ended June 30, 2015.

•	Our Board of Directors has declared a distribution of $0.29 per share for the fourth quarter of 2015.

o	Payable Date: December 31, 2015

o	Record Date: December 16, 2015

•	As of September 30, 2015, the weighted average yield of our debt investments at current cost stood at approximately 7.2%, compared with 7.6% as of June 30, 2015.

•	As of September 30, 2015, the weighted average effective yield (GAAP) of CLO equity investments at current cost was approximately 11.3%, compared with 12.6% as of June 30, 2015

•	As of September 30, 2015, the weighted average cash yield of cash income producing CLO equity investments at current cost was approximately 25.4% which also stood at 25.4% as of June 30, 2015.

o	We note that the cash yield calculated on the CLO equity investments is based on the cash distributions we received or were entitled to receive at each respective period end and excludes the CLO equity investments which have not yet made their inaugural payment.

•	As of September 30, 2015, net asset value per share was $7.81 compared with the net asset value per share as of June 30, 2015 of $8.60.

•	Our Board of Directors has authorized a new program for the purpose of repurchasing up to $75 million worth of our common stock. Under the new repurchase program, we may, but are not obligated to, repurchase our outstanding common stock in the open market from time to time through June 30, 2016.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income and its ratio to net assets, which are non-GAAP measures. These measures are provided in addition to, but not as a substitute for, net investment income. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. It should be noted that the current description of core net investment income differs from prior descriptions due to the change in the method of accounting for CLO equity investment income, effective January 1, 2015. Core net investment income represents net investment income adjusted for additional taxable income on our CLO equity investments and also excludes our capital gains incentive fee.

Income from CLO equity investments, for generally accepted accounting purposes, is recorded using the effective yield method. This method requires the calculation of an effective yield to expected redemption based upon an estimation of the amount and timing of future cash flows, including recurring cash flows as well as future principal payments; the difference between the actual cash received (and record date distributions to be received), and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity investments in the GAAP statement of operations differs from the estimated taxable net investment income (which is generally based upon the cash distributions actually received and record date distributions to be received by us during the period), and the resulting difference is referred to below as “CLO equity additional estimated taxable income.” In addition, since the capital gains incentive fee, for generally accepted accounting purposes, is based on the hypothetical liquidation of the entire portfolio (and as any capital gains incentive fee may be non-recurring), such fees are excluded when calculating core net investment income. We believe that core net investment income is a useful indicator of performance during this period. Further, because the RIC requirements are to distribute taxable earnings, and capital gains incentive fees may not be fully currently tax deductible, core net investment income provides a better indication of estimated taxable income for the period.

The following tables provide a reconciliation of net investment income to core net investment income (for the three months ended September 30, 2015 and 2014, respectively):

	Three Months Ended September 30, 2015		Three Months Ended September 30, 2014
	Amount	Per Share Amounts (basic)	Amount	Per Share Amounts (basic)
Net investment income	$10,874,618	$0.18	$17,520,528	$0.29
CLO equity additional estimated taxable income	9,343,218	0.16	-	-
Capital gains incentive fee	-	-	(837,963)	(0.01)
Core net investment income	$20,217,836	$0.34	$16,682,565	$0.28

We will host a conference call to discuss our third quarter results today, Friday, November 6, 2015 at 10:00 AM ET. Please call 888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-344-7529, and the replay passcode is 10075944.

A presentation containing further detail regarding our year-end and quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended September 30, 2015, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(unaudited)

	September 30, 2015	December 31, 2014

ASSETS

Non-affiliated/non-control investments (cost: $970,201,027 @ 9/30/15; $999,433,538 @12/31/14)	$908,962,186	$967,612,035
Affiliated investments (cost: $7,367,738 @ 9/30/15; $4,268,722 @ 12/31/14)	5,314,226	1,585,303
Control investments (cost: $16,750,000 9/30/15; $16,800,000 @ 12/31/14)	12,904,375	14,960,000
Total investments at fair value (cost: $994,318,765 @ 9/30/15;
$1,020,502,260 @ 12/31/14)	927,180,787	984,157,338
Cash and cash equivalents	21,216,120	20,505,323
Restricted cash	18,637,328	20,576,250
Deferred debt issuance costs	4,601,098	5,669,747
Interest and distributions receivable	12,597,507	11,442,289
Securities sold not settled	10,242	-
Other assets	308,726	290,245
Total assets	984,551,808	$1,042,641,192
LIABILITIES

Accrued interest payable	$4,964,485	$2,596,564
Investment advisory fee and net investment income incentive fee payable to affiliate	5,830,902	6,183,486
Securities purchased not settled	2,850,000	11,343,179
Credit facility	150,000,000	150,000,000
Accrued expenses	940,623	629,127
Notes payable - TICC CLO 2012-1 LLC, net of discount	236,407,052	236,075,775
Convertible senior notes payable	115,000,000	115,000,000
Total liabilities	515,993,062	521,828,131

COMMITMENTS AND CONTINGENCIES (Note 14)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 share authorized; 59,987,986 and 60,303,769 shares issued
and outstanding, respectively	599,880	603,038
Capital in excess of par value	620,635,767	623,018,818
Net unrealized appreciation on investments	(67,137,978)	(36,344,922)
Accumulated net realized losses on investments	(65,368,395)	(63,212,472)
Distributions in excess of investment income	(20,170,528)	(3,251,401)
Total net assets	468,558,746	520,813,061
Total liabilities and net assets	$984,551,808	$1,042,641,192
Net asset value per common share	$7.81	$8.64

TICC CAPITAL CORP.CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

TICC CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$13,720,125	$12,727,990	$39,025,069	$38,350,310
Income from securitization vehicles and investments	8,617,121	15,170,869	26,396,541	45,047,290
Commitment, amendment fee income and other income	372,935	1,877,067	1,985,306	4,267,879
Total investment income from non-affiliated/non-control investments	22,710,181	29,775,926	67,406,916	87,665,479
From affiliated investments:
Interest income - debt investments	78,616	50,436	221,097	65,139
Total investment income from affiliated investments	78,616	50,436	221,097	65,139
From control investments:
Interest income - debt investments	345,591	349,361	1,026,283	1,036,691
Total investment income from control investments	345,591	349,361	1,026,283	1,036,691
Total investment income	23,134,388	30,175,723	68,654,296	88,767,309
EXPENSES
Compensation expense	89,660	472,903	965,293	1,399,476
Investment advisory fees	5,255,583	5,366,277	15,574,269	15,764,248
Professional fees	818,926	603,940	2,330,702	1,601,883
Interest expense and other debt financing expenses	5,031,343	4,963,796	14,969,915	14,805,182
General and administrative	488,939	384,543	1,673,389	1,567,799
Total expenses before incentive fees	11,684,451	11,791,459	35,513,568	35,138,588
Net investment income incentive fees	575,319	1,701,699	(929,933)	4,806,278
Capital gains incentive fees	-	(837,963)	-	(3,872,853)
Total incentive fees	575,319	863,736	(929,933)	933,425
Total expenses	12,259,770	12,655,195	34,583,635	36,072,013
Net investment income	10,874,618	17,520,528	34,070,661	52,695,296
Net change in unrealized appreciation/depreciation on investments
Non-Affiliate/non-control investments	(37,399,544)	(15,123,443)	(34,358,991)	(18,359,672)
Affiliated investments	(1,610,530)	(198,545)	5,571,560	3,728,836
Control investments	(2,005,625)	-	(2,005,625)	(740,000)
Total net change in unrealized appreciation/depreciation on investments	(41,015,699)	(15,321,988)	(30,793,056)	(15,370,836)
Net realized gains/(losses) on investments
Non-Affiliated/non-control investments	406,343	(3,460,465)	4,606,405	(6,925,632)
Affiliated investments	-	-	(6,762,328)	(5,264,838)
Total net realized gains/(losses) on investments	406,343	(3,460,465)	(2,155,923)	(12,190,470)
Net (decrease) increase in net assets resulting from operations	$(29,734,738)	$(1,261,925)	$1,121,682	$25,133,990
Net increase in net assets resulting from net investment income per common share:
Basic	$0.18	$0.29	$0.57	$0.90
Diluted	$0.18	$0.28	$0.57	$0.85
Net (decrease) increase in net assets resulting from operations per common share:
Basic	$(0.50)	$(0.02)	$0.02	$0.43
Diluted	$(0.50)	$(0.02)	$0.02	$0.43
Weighted average shares of common stock outstanding:
Basic	59,987,986	60,268,078	59,997,565	58,307,825
Diluted	70,021,138	70,301,230	70,030,717	68,340,977
Distributions per share	$0.29	$0.29	$0.85	$0.87

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended September 30, 2015 (unaudited)	Three Months Ended September 30, 2014 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	Nine Months Ended September 30, 2014 (unaudited)
Per Share Data
Net asset value at beginning of period	$8.60	$9.71	$8.64	$9.85
Net investment income(1)(3)	0.18	0.29	0.57	0.90
Net realized and unrealized capital losses(2)(3)	(0.68)	(0.31)	(0.56)	(0.47)
Net change in net asset value from operations	(0.50)	(0.02)	0.01	0.43
Distributions per share from net investment income	(0.29)	(0.29)	(0.85)	(0.87)
Distributions based on weighted average share impact	—	—	—	(0.01)
Total distributions(4)	(0.29)	(0.29)	(0.85)	(0.88)
Effect of shares repurchased, gross	—	—	0.01	—
Net asset value at end of period	$7.81	$9.40	$7.81	$9.40
Per share market value at beginning of period	$6.72	$9.90	$7.53	$10.34
Per share market value at end of period	$6.71	$8.83	$6.71	$8.83
Total return(5)	4.17%	(7.88)%	0.60%	(6.52)%
Shares outstanding at end of period	59,987,986	60,357,746	59,987,986	60,357,746
Ratios/Supplemental Data
Net assets at end of period (000’s)	$468,559	567,252	468,559	567,252
Average net assets (000’s)	492,124	576,241	510,712	565,430
Ratio of expenses to average net assets(6)	9.97%	8.79%	9.03%	8.51%
Ratio of net investment income to average net assets(6)	8.84%	12.16%	8.90%	12.43%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	During the first quarter of 2015, the Company identified a non-material error in its accounting for income from CLO equity investments — refer to “Note 3. Change of Accounting for Collateralized Loan Obligation Equity Income.” Prospectively as of January 1, 2015, the Company records income from its CLO equity investments using the effective yield method in accordance with the accounting guidance in ASC 325-40, Beneficial Interests in Securitized Financial Assets, based upon an estimation of an effective yield to maturity utilizing assumed cash flows. An out-of-period adjustment to net investment income incentive fees, in the amount of $2.4 million, is reflected in the first quarter of 2015. Prior period amounts are not materially affected.
(4)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year.
(5)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(6)	Annualized.
(7)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30, 2015 (unaudited)	Three Months Ended September 30, 2014 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	Nine Months Ended September 30, 2014 (unaudited)
Ratio of expenses before incentive fees to average net assets	9.50%	8.19%	9.27%	8.29%
Ratio of net investment income incentive fees to average net assets	0.47%	1.18%	(0.24)%	1.13%
Ratio of capital gains incentive fees to average net assets	—	(0.58)%	—	(0.91)%
Ratio of expenses, excluding interest expense, to average net assets	5.88%	5.33%	5.12%	5.02%

About TICC Capital Corp.

   TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations. Companies interested in learning more about financing opportunities should contact Debdeep Maji at (203) 983-5285.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

Contact:

Bruce Rubin

203-983-5280